Exhibit 3.2

BYLAWS OF

SANTA LUCIA BANCORP

BYLAWS

OF SANTA LUCIA BANCORP

1

2

BYLAWS OF

SANTA LUCIA BANCORP

ARTICLE I

OFFICES

Section 1.               PRINCIPAL OFFICES.  The principal executive office of the corporation shall be at Atascadero, California.  The board of directors shall fix the location of other offices of the corporation at any place within or outside the State of California.

Section 2.               OTHER OFFICES.  The board of directors may at any time establish subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.               PLACE OF MEETINGS.  Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation or at any place consented to in writing by all persons entitled to vote at such meeting, given before or after the meeting and filed with the Secretary of the corporation.

Section 2.               ANNUAL MEETING.  An annual meeting of the shareholders shall be held on the second Wednesday after the first Monday of March each year at 5:30 p.m.  At that  meeting, directors shall be elected.  The previous year’s operations shall be reviewed and any other proper business may be transacted at the annual meeting of shareholders.

Section 3.               SPECIAL MEETING.  A special meeting of the shareholders may be called at any time by the board of directors, the Chairman of the Board, the President, or the holders of shares entitled to case not less than ten percent (10%) of the votes at that meeting.

If a special meeting is called by any person or persons other than the board of directors or the President or the Chairman of the Board, then the request shall be in writing, specifying the time of the meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. The officer receiving the request shall cause notice promptly to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.

If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph of this

Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

Section 4.               NOTICE OF SHAREHOLDERS’ MEETINGS.  All notices of meetings of shareholders shall be sent or otherwise given in accordance with Article II, Section 5 of these Bylaws no less ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of these Bylaws, not less than thirty (30)) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no business other than that specified in the notice may be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of the mailing of the notice, intends to present for action by shareholders, but, subject to the provisions of the next paragraph of this Section 4, any proper matter may be presented at the meeting for such action.  The notice of any meeting at which directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by the board for election.

If the action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code (the “Code”), (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of  the Code, then the notice shall also state the general nature of that proposal.

Section 5.               MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE.  Notice of any shareholders’ meeting shall be given either personally or by first-class mail, or, if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the Code) on the record date for the shareholders’ meeting, notice may be sent by third-class mail, or other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.  The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

If any notice (or any report referenced in Article VII of these Bylaws) addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

An affidavit of mailing of any notice or report in accordance with the provisions of this Section 5, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

All notices of meetings of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.  The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders.  The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees existing management intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code (the “Code”), (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, then the notice shall also state the general nature of that proposal.

Section 6.               QUORUM.  Unless otherwise provided in the Articles of Incorporation of the corporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in the last sentence of the proceeding paragraph.

Section 7.               ADJOURNED MEETING; NOTICE.  Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date.  Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 8.               VOTING.  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

The shareholders’ vote may be by voice or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun.

Except as provided in the last paragraph of this Section 8, or as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders.  On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code.

At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes unless the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected shall be elected; votes against any candidate and votes withheld shall have no legal effect.

Section 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.  The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes of the meeting. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent is required to state the general nature of the action or proposed action. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

Section 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.  Any action which maybe taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors (other than vacancies created by removal) that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holder, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) indemnification of agents of the corporation, pursuant to Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval, unless the consents of all shareholders entitled to vote have been solicited in writing.

Section 11.             RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING CONSENTS.  In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days before any other action.  Shareholders at the close of business on the record date are entitled to notice and to vote, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or the Code.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

If the board of directors does not so fix a record date:

(i) The record date for determining shareholders entitled to receive notice of or to vote at a meeting of shareholders shall be at the close of business on the business  day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(ii)           The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

The record date for any other purpose shall be as provided in Section 1 of Article VII of these Bylaws.

Section 12.             PROXIES.  Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted.  No proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the  Code.

Section 13              INSPECTORS OF ELECTION.  In advance of any meeting of shareholders, the board of directors may appoint inspectors of election to act at the meeting and  any adjournment thereof.  If inspectors of election are not so appointed or designated or if any persons so appointed fail to appear or refuse to act, then the Chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail to appear) at the meeting. The number of inspectors shall be either one (1) or three (3).  If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 1.               POWERS.  Subject to the provisions of the Code and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.  The board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board.

Section 2.               NUMBER AND QUALIFICATION OF DIRECTORS.  The authorized number of directors shall not be less than seven (7) nor more than thirteen (13).  The exact number of directors shall be nine (9) until changed, within the limits specified above, by a bylaw amending this section, duly adopted by resolution of the board of directors or the shareholders.  The maximum or minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the articles of incorporation if the minimum or maximum number is stated therein, or otherwise by amendment to this bylaw duly approved by a majority of the outstanding shares entitled to vote.   An amendment that would reduce the minimum number to less than five (5), however, cannot be adopted if the votes cast against its adoption at a shareholders’ meeting or the shares not consenting to an action by written consent are equal to more than one-sixth (16 2/3%) of the outstanding shares entitled to vote.   No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number minus one.

Section 3.               NOMINATION OF DIRECTORS.  Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.  Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the President of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) seven (7) days after the date of mailing of notice of the meeting to shareholders.  Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially  by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt.  The notification shall be signed by the nominating shareholder and each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee.  Nominations not made in accordance with these procedures shall be disregarded by the Chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee.

A copy of the preceding paragraph shall be set forth in the notice to shareholders of any meeting at which directors are to be elected.

Section 4.               ELECTION AND TERM OF OFFICE OF DIRECTORS.  Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until a successor has been elected and qualified.

Section 5.               REMOVAL OF DIRECTORS.  The entire board of directors or any individual director may be removed from office without cause by the affirmative vote of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

Section 6.               VACANCIES.  Vacancies in the board of directors may be filled by a majority of the remaining directors,  though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of holders of all outstanding shares entitled to vote.  Each director so elected shall hold office until a successor has been elected and qualified.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.  A director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.

Any director may resign by giving written notice of resignation to the Chairman of the Board, the President, the Secretary, or the board of directors.  The resignation shall be effective immediately unless the notice specifies otherwise.  If the resignation is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 7.               PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.  All regular and special meetings of the board of directors shall be held at the principal executive office of the corporation unless a different place is specified by board resolutions or the notice of meeting.   Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another.  All participating directors shall be deemed to be present in person at the meeting.

Section 8.               ANNUAL MEETING.  Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Section 9.               OTHER REGULAR MEETINGS.  Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

Section 10.             SPECIAL MEETINGS.  Special meetings of the board of directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two (2) directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the meeting.  If the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

Section 11.             QUORUM.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business except to adjourn as provided in Section 13 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees), and Section 317(e) of the Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 12.             WAIVER OF NOTICE.  The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents, and approvals of the minutes shall be filed with the corporate records or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

Section 13.             ADJOURNMENT.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 14.             NOTICE OF ADJOURNMENT.  Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 15.             ACTION WITHOUT MEETING.  Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

Section 16.             FEES AND COMPENSATION OF DIRECTORS.  Directors and members of committees of directors may receive such compensation, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 15 should not be construed to preclude any director from serving in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

ARTICLE IV

COMMITTEES

Section 1.               COMMITTEES OF DIRECTORS.  The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of committee members or alternative members requires the vote of a majority of the authorized number of directors.  Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(i)            the approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;

(ii)           the filling of vacancies on the board of directors or in any committee;

(iii)          the fixing of compensation of the directors for serving on the board or on any committee;

(iv)          the amendment or repeal of Bylaws or the adoption of new Bylaws;

(v)           the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

(vi)          a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(vii)         the appointment of any other committees of the board of directors or the members of these committees.

(b)  In addition, the following standing committees of the corporation shall be appointed by the board of directors:

(i)            An Audit Committee, appointed annually by the board of directors.  Each member of this committee shall serve until his or her successor is appointed and the committee shall consist of at least three (3) members of the board of directors, none of whom shall be active officers of the corporation.  The duties of this committee shall be to make suitable examinations every twelve (12) months of the affairs of the corporation.  The results of each such examination shall be reported in writing to the board of directors at the next regular meeting after the date of the audit, stating whether the corporation is in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and recommending to the board of directors such changes in the manner of doing business, etc., as shall be deemed advisable.  The Audit Committee, upon its own recommendation and with the approval of the board of directors, may employ a qualified firm of certified public accountants to make an examination and audit of the corporation.  If such procedure is followed, the one annual examination and audit of such firm of accountants and the presentation of its report to the board of directors will be deemed sufficient to comply with the requirements of this Section of these Bylaws.  The Audit Committee may request that the board of directors accept either a Federal Deposit Insurance Corporation or State Banking Department examination report in lieu of an audit by the Committee.

(ii)           An Investment Committee, consisting of the President, the Chief Financial Officer, and at least three (3) directors, appointed annually by the board of directors.  This committee shall have the power to discount and purchase bills, notes and other evidence of debt, to buy and sell bills of exchange, to buy and sell such investments as a proper, prudent and lawful for the corporation’s investment portfolio.

The board of directors may appoint, from time to time, other committees, for such purposes and with such powers as the board may determine.  Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of these Bylaws, with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of the regular meeting of committees may be determined either by resolution of the board of directors or by resolution of the committee, special meetings of committees may also be called by resolution of the board of directors, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of committees.  Any action to be taken by a committee with members who are not also directors must be approved by directors constituting a majority of the committee or be submitted to the board of directors for approval.  The board of directors may adopt rules for government of any committee not inconsistent with the provisions of these Bylaws.

Section 2,               MEETINGS AND ACTION OF COMMITTEES.   Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Sections 7 (place of meetings), 8 and 9 (regular meetings), 10 (special meetings and notice), 11 (quorum), 12 (waiver of notice), 13 (adjournment), 14 (notice of adjournment), and 15 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors.  Notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

Section 1.               OFFICERS. The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer.  The corporation may also have, at the discretion of the board of directors, a Chairman of the Board, one or more Vice Chairmen, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed by the directors.  Any number of offices may be held by the same person.

Section 2.               APPOINTMENT OF OFFICERS.  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Article V, Section 3 or Section 5, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

Section 3.               SUBORDINATE OFFICERS.  The board of directors may appoint, or may empower the Chairman of the Board or the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the Bylaws or as the board of directors may from time to time determine.

Section 4.               REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power or removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice.  Unless otherwise specified in that notice, acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.               VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

Section 6.               CHAIRMAN OF THE BOARD.  The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be assigned to him from time to time by the board of directors or prescribed by the Bylaws.  The Chairman of the Board shall be excluded from participation in major policy making functions of the corporation other than in the capacity of a director.

Section 7.               VICE CHAIRMAN.  The board of directors may appoint one or more of its members to be a Vice Chairman of the Board.  The Vice Chairman, in the absence of the Chairman, shall preside at all meetings of the shareholders and at all meetings of the board of directors and exercise and perform such other powers and duties as may be, from time to time, assigned to him by the board of directors or prescribed by these Bylaws.  Any Vice Chairman shall be excluded from participation in major policy making functions of the corporation, other than in the capacity of a director.

Section 8.               PRESIDENT.  Subject to such supervisory powers, if any, as may be given by the board of directors to the Chairman of the Board, if there be such an officer, the  President shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation.  He shall preside at all meetings of the shareholders and, in the absence of the Chairman and Vice Chairman of the Board, or if there be none, at all meetings of the board of directors.  He shall have the general powers and duties of management usually vested in the office of the President of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws.

Section 9.               VICE PRESIDENTS.  In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a Vice President designated by the board of directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the

President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws, and the President, or the Chairman of the Board.

Section 10.             SECRETARY.  The Secretary shall keep or cause to be kept at the principal executive office a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

The Secretary shall keep or cause to be kept at the principal executive office or at the office of corporation’s transfer agent or registrar, as determined by a resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the Bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

Section 11.             CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the Bylaws.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS

EMPLOYEES, AND OTHER AGENTS

Section 1.               INDEMNIFICATION.  The corporation shall, to the maximum extent permitted by the California General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. For the purposes of this Article, an “agent” of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

ARTICLE VII

RECORDS AND REPORTS

Section 1.               MAINTENANCE AND INSPECTION OF SHARE REGISTER.  The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14A or Form F-6 with the appropriate federal regulatory agency relating to the election of directors shall have an absolute right to do either of the following: (i) inspect and copy the record of shareholders’ names, addresses and shareholdings during usual business hours on five (5) days’ prior written demand on the corporation, or (ii) obtain from the transfer agent for the corporation, upon written demand and upon the tender of such transfer agent’s usual charges for such list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.

Any inspection and copying under this Article VII, Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 2.               MAINTENANCE AND INSPECTION OF BYLAWS.  The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of

California and the corporation has no principal business office in such state, then it shall, upon the written request of any shareholder, furnish to such shareholder a copy of these Bylaws as amended to date.

Section 3.               MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.  The accounting books and records and the minutes of proceedings of the shareholders and the board of directors, and committees of the board of directors shall be kept at such place or places as are designated by the board of directors or, in absence of such designation, at the principal executive office of the corporation.  The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

The minutes and accounting books and records shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of a voting trust certificate.  Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by an agent or attorney and the right of inspection  includes the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

Section 4.               INSPECTION BY DIRECTORS.  Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5.               ANNUAL REPORT TO SHAREHOLDERS.   The board of directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation and at least fifteen (15) (or, if sent by third class mail, thirty-five (35)) days before the annual meeting of shareholders to be held during the next fiscal year in the manner specified in Section 5 of Article II of these bylaws for giving notice to shareholders of the corporation.

The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record.

Section 6.               FINANCIAL STATEMENTS.  If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made more than one hundred twenty (120) days after the close of the fiscal year the corporation shall deliver or mail to the shareholder, within thirty (30) days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year.

A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month, or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

Section 7.               REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Secretary or Assistant Secretary of this corporation, or any other person authorized by the board of directors or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation.  The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 8.               ANNUAL STATEMENT OF GENERAL INFORMATION.  In each year, during the period ending in the month in which the original articles of incorporation were filed and commencing in the fifth preceding month, the corporation shall file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence address of all incumbent directors, the name and complete business or residence addresses of the chief executive officer, secretary, and chief financial officer, the street address of its principal executive office  or principal business office in this state, and the general type of business constituting the principal business of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the Code.

ARTICLE VIII

GENERAL CORPORATE MATTERS

Section 1.               RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.  For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action.  Only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or the Code.

If the board of directors does not fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the later of (i) the day on which the board adopts the applicable resolution or (ii) the sixtieth (60th) day before the date of the dividend payment, distribution, allotment of rights, or other action.

Section 2.               CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.  All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 3.               CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED.  The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances.  Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 4.               CERTIFICATES FOR SHARES.  A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid.  The board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid.  All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an assistant treasurer or the Secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be by facsimile.

In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

Section 5.               LOST CERTIFICATES.  Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed (as evidenced by a written affidavit or affirmation of such fact), authorize the issuance of a replacement certificate on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 6.               CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX

AMENDMENTS

Section 1.               AMENDMENT BY SHAREHOLDERS.  New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

Section 2.               AMENDMENT BY DIRECTORS.  Subject to the rights  of the shareholders as provided in Section 1 of this Article IX, Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of directors, may be adopted, amended, or repealed by the board of directors.

Section 3.               RECORD OF AMENDMENTS.  Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws.  If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.

ARTICLE X

INTERPRETATION

Reference in these Bylaws to any provision of the California Corporations Code shall be deemed to include all amendments thereof.